FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report 	April 13, 2000

                    Online International Corporation
          (Exact name of registrant as specified in its charter)

	Nevada	                    33-20966                          	760251547
(State or other        (Commission File Number)         IRS Employer
Jurisdiction of                                       Identification No.)
Incorporation)

                             	150 Laser Court
                               Hauppauge, NY         			11788
            	(Address of Principal Executive Officers)	(Zip Code)

Registrant's telephone number, including area code	    (631) 231-7575

(Former name or former address, if changed since last report.)

ITEM 5:   OTHER EVENTS.

     On March 28, 2000, Victoria S. Danseglio tendered her resignation as chief financial officer. The resignation is effective on its date of tender. A copy of her resignation is attached hereto as Exhibit A.

ITEM 6:  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

  One of the registrant's three directors has resigned. On March 27, 2000, Stanley James White tendered his resignation as chairman, chief executive officer, president and secretary of the registrant. The resignation is effective on its date of tender. A copy of the resignation is attached as Exhibit B.


                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Online International Corporation
		                                           	(Registrant)

Date:  April 13, 2000               /s/ Alex Igelman
		                                 	(Signature)
                                 			Alex Igelman, Director